UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2025

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
10368 Westmoor Dr, Westminster, CO 80021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 887-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 17, 2025, Trimble Inc. (“Trimble”) held its 2025 annual meeting of stockholders. At the meeting, stockholders voted on the following proposals and cast their votes as described below.
Proposal 1: The following directors were elected to serve for the ensuing year and until their successors are elected:

	For	Withheld
James C. Dalton	196,451,682	9,452,854
Borje Ekholm	194,595,279	11,309,257
Kaigham (Ken) Gabriel	203,853,751	2,050,785
Meaghan Lloyd	177,662,042	28,242,494
Ronald S. Nersesian	202,905,206	2,999,330
Robert G. Painter	204,733,500	1,171,036
Mark S. Peek	183,460,503	22,444,033
Kara Sprague	204,844,361	1,060,175
Thomas Sweet	204,370,637	1,533,899
Johan Wibergh	200,386,883	5,517,653
There were 14,324,241 broker non-votes in the election of directors.
Proposal 2: The advisory vote on approving executive compensation (“Say on Pay”) was approved.

For	Against	Abstain	Broker Non-Vote
191,470,886	13,378,472	1,055,178	14,324,241
Proposal 3: The appointment of KPMG as the independent registered public accounting firm of the Company for the current fiscal year, ending January 2, 2026, was ratified.

For	Against	Abstain
212,227,331	7,768,947	232,499

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC. a Delaware corporation

Date: June 17, 2025	By:	/s/ JENNIFER A. ALLISON
Jennifer A. Allison, General Counsel and Secretary